UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2002

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
incorporation or organization)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

(207) 856-0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

           On March 22, 2002, IDEXX Laboratories, Inc. (the "Company") terminated the engagement of Arthur Andersen LLP as its independent auditor. The Audit Committee of the Company's Board of Directors recommended the change of auditor, and the change was approved by the Company's Board of Directors.

           The reports of Arthur Andersen LLP on the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to such disagreements in its reports, nor were there any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

           The Company has requested Arthur Andersen LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 16.1 to this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

Exhibit
Number Description of Exhibit

16.1 Letter from Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: March 28, 2002	By: /s/ Merilee Raines______________
Merilee Raines
Vice President, Finance and
Treasurer (Principal Financial
and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number Description of Exhibit

16.1 Letter from Arthur Andersen LLP regarding change in certifying accountant.